Exhibit 10.1

THIRD OMNIBUS AMENDMENT

THIS THIRD OMNIBUS AMENDMENT (this “Amendment”), dated as of April 9, 2025, by and among MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”) for MORGAN STANLEY BANK, N.A., a national banking association (“MSBNA”), as Buyer (MSBNA, together with its successors and assigns, and together with such other financial institutions from time to time party thereto, collectively “Buyers” and individually, each a “Buyer”), AB CRE PDF MEMBER I LLC, a Delaware limited liability company, as seller (“Seller”) and AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC, a Delaware limited liability company (“Guarantor”), amends that certain Master Repurchase and Securities Contract Agreement, dated April 27, 2022, by and among Administrative Agent, Buyer and Seller (as the same has been or may be further amended, modified and/or restated from time to time, the “Repurchase Agreement”), and the other Transaction Documents as provided herein.

RECITALS

WHEREAS, the parties hereto desire to make certain amendments to the Repurchase Agreement as provided herein.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.	Amendment to Repurchase Agreement. The definition of “Facility Amount” in Section 2 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

“Facility Amount” shall mean $350,000,000, subject to any (i) reduction in accordance with Section 9(b) hereof or (ii) increase in accordance with Section 9(c) hereof.

2.	Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

(a)

Delivered Documents. On the Amendment Effective Date, the Administrative Agent on behalf of Buyers shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

(i)	this Amendment, executed and delivered by duly authorized officers of the Administrative Agent, the Buyers, the Seller and the Guarantor; and

(ii)	payment by Seller to Administrative Agent, on behalf of Buyers, of the Facility Increase Fee equal to $6,164.38;

(iii)

Seller’s delivery of a legal opinion with respect to the corporate authority and enforceability of such amendment in substantially the same form as the legal opinion delivered to Administrative Agent on the Effective Date of the Repurchase Agreement; and

(iv)	such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

3.	Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Repurchase Agreement.

4.	Ratification and Authority.

(a)

Seller hereby represents and warrants that (1) Seller has the power and authority to enter into this Amendment and to perform its obligations under the Repurchase Agreement as amended hereby and the other Transaction Documents, (2) Seller has by proper action duly authorized the execution and delivery of this Amendment and (3) this Amendment has been duly executed and delivered by Seller and constitutes Seller’s legal, valid and binding obligations, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)

Seller hereby (1) unconditionally ratifies and confirms, renews and reaffirms all of its obligations under the Repurchase Agreement and each of the other Transaction Documents, (2) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against it in accordance with the terms of the Repurchase Agreement as amended hereby and the other Transaction Documents, in each case, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (3) represents, warrants and covenants that it is not in default under the Repurchase Agreement or any of the other Transaction Documents beyond any applicable notice and cure periods, and there are no defenses, offsets or counterclaims against Seller’s obligations under the Repurchase Agreement or the other Transaction Documents.

5.

Continuing Effect. Except as expressly amended by this Amendment, the Repurchase Agreement and the other Transaction Documents remain in full force and effect in accordance with their respective terms.

6.

References to Transaction Documents. All references to the Repurchase Agreement and the Guaranty in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Repurchase Agreement or Guaranty, as applicable, as amended hereby, unless the context expressly requires otherwise.

7.	Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

8.

Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

9.

Reaffirmation of Guaranty. Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that the term “Obligations” as used in the Guaranty shall apply to all of the Repurchase Obligations of Seller to Administrative Agent, on behalf of Buyers, under the Repurchase Agreement, as amended hereby.

[Signatures appear on the next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in their names as of the date first above written.

ADMINISTRATIVE AGENT:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

By:	/s/ William P. Bowman
Name: William P. Bowman
Title: Authorized Signatory

BUYER:

MORGAN STANLEY BANK, N.A., a national banking association

By:	/s/ Evan Hershy
Name: Evan Hershy
Title: Authorized Signatory

[Signatures continue on the next page]

Signature Page to Third Omnibus Amendment

SELLER:

AB CRE PDF MEMBER I LLC, a Delaware limited liability company

By:	/s/ Marguerite Brogan
Name: Marguerite Brogan
Title: Director

GUARANTOR:

AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC, a Delaware limited liability company

By:	/s/ Marguerite Brogan
Name: Marguerite Brogan
Title: Director

Signature Page to Third Omnibus Amendment